Exhibit 99.1

Jaguar Health Reports Approval of All Proposals at 2026

Annual Meeting of Stockholders

Lisa Conte, Jaguar’s founder, president & CEO, presenting virtually on June 10, 2026 at the Emerging Growth Conference; click here to register

San Francisco, CA (June 8, 2026): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced the voting results of the Company’s May 22, 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was adjourned until June 8, 2026.

Five proposals were submitted to and approved by the stockholders of the Company at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026 and supplemental information filed with the SEC. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

Participation Instructions for Jaguar’s Virtual Presentation at the Emerging Growth Conference

When: Wednesday, June 10, 2026 from 12:35 - 1:05 PM Eastern

Where: Online (Click Here)

Registration link for conference: Click Here

Replay: An archived webcast of the presentation will be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (“Jaguar”) develops novel proprietary prescription drugs sustainably derived from plants for people with complicated gastrointestinal (“GI”) disease states. Jaguar family companies Napo Pharmaceuticals, Inc. and Napo Therapeutics S.p.A. focus on the development and commercialization of novel crofelemer powder for oral solution for the treatment of rare and orphan gastrointestinal disorders with intestinal failure, including microvillus inclusion disease and short bowel syndrome. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that Jaguar management will present at the June 2026 Emerging Growth Conference. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

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